EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 16, 1998 appearing on page F-1 of Agouron Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1998.






PRICEWATERHOUSECOOPERS LLP



San Diego, California
January 15, 1999